EXHIBIT 99.1

[LOGO]     Constellation

CONTACTS
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Mike Martin - 585-218-3669	Lisa Schnorr - 585-218-3677
John Lute - 416-929-5883	Bob Czudak - 585-218-3668

CONSTELLATION BRANDS SECURES CONFIRMATIONS OF REGULATORY
CLEARANCES REQUIRED TO ACQUIRE VINCOR INTERNATIONAL INC.

FAIRPORT, N.Y., April 10, 2006 - Constellation Brands, Inc. (NYSE: STZ, ASX: CBR) has received confirmation from the Investment Review Division of Industry Canada, and Canada’s Competition Bureau, that no further filings or approvals are necessary in connection with the company’s acquisition of Vincor International Inc. Last November Constellation Brands received approval from the Minister under the Investment Canada Act and a “no action” letter from the Competition Bureau, clearing the way for the acquisition.
The statutory waiting period in the United States under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which had been previously submitted, expired in November 2005, so that the Act poses no barrier to Constellation Brands proceeding with the acquisition. Constellation Brands does not expect that any regulatory matter will result in a barrier to closing the transaction to acquire Vincor.
During the review of the proposed transaction, under the Investment Canada Act, Constellation Brands agreed to a number of negotiated enforceable commitments consistent with its intentions to invest in and grow Vincor’s business. These commitments assisted the Minister of Industry in determining that the investment is of net benefit to Canada.
Constellation Brands intends to support the growth of Vincor’s Canadian business domestically and internationally. Its management has also provided
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commitments regarding the maintenance of all Vincor’s wineries, warehouses, vineyards and Wine Rack retail shops in Canada, as well as to maintain virtually the same management teams at those facilities.
An information circular relating to the transaction is expected to be sent to Vincor shareholders in the latter half of April, with the shareholder vote scheduled for June 1, and closing of the transaction scheduled for the first week in June 2006, subject to customary regulatory approvals and other closing conditions.
About Constellation Brands
Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories. Well-known brands in Constellation’s portfolio include: Almaden, Arbor Mist, Vendange, Woodbridge by Robert Mondavi, Hardys, Nobilo, Alice White, Ruffino, Robert Mondavi Private Selection, Blackstone, Ravenswood, Estancia, Franciscan Oakville Estate, Simi, Robert Mondavi Winery brands, Stowells, Blackthorn, Black Velvet, Mr. Boston, Fleischmann’s, Paul Masson Grande Amber Brandy, Chi-Chi’s, 99 Schnapps, Ridgemont Reserve 1792, Effen Vodka, Corona Extra, Corona Light, Pacifico, Modelo Especial, Negra Modelo, St. Pauli Girl, Tsingtao. For additional information about Constellation Brands, as well as its product portfolio, visit the company’s Web site at www.cbrands.com.
Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Constellation’s control, that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this
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press release. Constellation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. There can be no assurance that any transaction between Constellation and Vincor will occur, or will occur on the timetable contemplated hereby. For additional information about risks and uncertainties that could adversely affect Constellation's forward-looking statements, please refer to Constellation's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2005, and Constellation's Quarterly Report on form 10-Q for the fiscal quarter ended Nov. 30, 2005, which contain a discussion of additional factors that may affect Constellation's business. The factors discussed in these reports could cause actual future performance to differ from current expectations.
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